Exhibit 10(iii)(b)



                               SEVERANCE AGREEMENT


                  THIS AGREEMENT, dated November 29, 1999, is made by and between HSB Group, Inc., a Connecticut corporation (the "Company"), and Richard
H. Booth (the "Executive").

                  WHEREAS, the Company considers it essential to the best interests of its shareholders to attract and retain key executives; and

                  WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

                  WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control; and

                  WHEREAS, the Board desires to provide for a specific severance benefit for certain terminations of employment unrelated to a Change in Control;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:


                  1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

                  2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2002; provided, however, that commencing on January 1, 2001 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than thirty-six (36) months beyond the month in which such Change in Control occurred.

                  3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

                  4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months following the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

                  5.  Compensation   Other  Than  Change  in  Control  Severance
Payments.

                  5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

                  5.2 If the Executive's employment shall be terminated for any reason during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Notice of Termination or, in the event of a termination following a Change in Control, such higher rate as may be in effect (i) immediately prior to the Change in Control, or (ii) immediately prior to the first occurrence of an event or circumstance constituting Good Reason in the event of a termination for Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Notice of Termination or, in the event of a termination following a Change in Control and if more favorable to the Executive, as in effect (i) immediately prior to the Change in Control, or (ii) immediately prior to the first occurrence of an event or circumstance constituting Good Reason in the event of a termination for Good Reason.

                  5.3 If the Executive's employment shall be terminated for any reason during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits, if any, as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Notice of Termination or, in the event of a termination following a Change in Control and if more favorable to the Executive, as in effect (i) immediately prior to the Change in Control, or (ii) immediately prior to the occurrence of the first event or circumstance constituting Good Reason in the event of a termination for Good Reason; provided that, for purposes of any retiree medical benefits insurance program then in effect, Executive shall be deemed to have satisfied any years of service and retirement status requirements as of the Date of Termination in order to be eligible to receive benefits under such program.

                  5.4 If the Executive's employment shall be terminated by the Company for any reason (other than for death, Disability or Cause) during the Term and the Executive is not entitled to any Severance Payments as provided in
Section 6.1 hereof, the Company shall pay to the Executive a severance payment, in cash, equal to two times the Executive's base salary as in effect immediately prior to issuance of the Notice of Termination in connection with such termination, payable in substantially equal bi-weekly installments over the two year period following such termination. The Company shall also provide the Executive with outplacement services suitable to the Executive's position for a period expiring three years after the Date of Termination, or, if earlier, until the first acceptance by the Executive of an offer of employment. The severance benefits payable under this Section 5.4 shall be in lieu of any severance benefits otherwise payable to the Executive. The Company shall also pay to the Executive all legal fees and expenses incurred by the Executive in seeking in good faith to obtain or enforce any benefit or right provided by this Section 5.4; provided, that such reimbursement shall only be payable if the Executive is successful in obtaining or enforcing such benefit or right.

                  5.5 If the Executive's employment shall be terminated for any reason other than death during the Term, in addition to any retirement benefits to which the Executive is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive a benefit equal to the excess of
(i) the retirement pension to which the Executive would have been entitled under the Retirement Plan determined as if the Executive were fully vested, had accumulated ten (10) additional years of Credited Service (as defined in the Retirement Plan), and had "Earnings" under such plan determined in accordance with Exhibit A, over (ii) any vested retirement pension under the Retirement Plan which the Executive had accrued pursuant to the provisions of such plan as of the Date of Termination. The benefit payable under this Section 5.5., shall commence and be paid at the same time and in the same form as the benefit, if any, payable under the Retirement Plan; provided however, if the Executive has not vested in a benefit under the Retirement Plan, Executive shall have the right to select the commencement and form of payment to the same extent he would were such benefit to be payable under the Retirement Plan.

                  5.6 If the Executive's employment shall be terminated on account of death during the Term and the Executive is married at the time of his death, in addition to any death benefits to which the Executive's spouse is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive's spouse a benefit equal to the excess of (i) the aggregate death benefit to which the Executive's spouse would have been entitled under the Retirement Plan determined as if the Executive were fully vested, had accumulated ten (10) additional years of Credited Service (as defined in the Retirement Plan) and had "Earnings" under such plan determined in accordance with Exhibit A, prior to his death over (ii) any aggregate death benefit under the Retirement Plan which the Executive had accrued pursuant to the provisions of such plan as of the date of his death. The benefit payable under this Section
5.6. shall commence and be paid at the same time and in the same form as the death benefit, if any, is payable, or would have been payable had Executive been vested in a death benefit, under the Retirement Plan.

                  6.  Change in Control Severance Payments.

                  6.1 If (i) the Executive's employment is terminated following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, or (ii) the Executive voluntarily terminates his/her employment for any reason during the one-month period commencing on the first anniversary of the Change in Control, then, in either such case, the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this
Section 6.1 ("Severance Payments") and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control thereafter occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his/her employment for Good Reason prior to a Change in Control (whether or not a Change in Control thereafter occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated, after the occurrence of a Potential Change in Control and prior to a Change in Control, by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control which occurs within six months after the issuance of the Notice of Termination in connection with such termination.

               (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive's base salary as in effect immediately prior to the issuance of the Notice of Termination in connection with such termination or, if higher, in effect
          (1)immediately prior to the Change in Control or (2) immediately prior to the first occurrence of an event or circumstance constituting Good Reason in the event of a termination for Good Reason, and (ii) the average bonus earned by the Executive pursuant to any annual bonus plan and any short term or long term incentive plan maintained by the Company in respect of the three fiscal years or performance periods(or such shorter number of full fiscal years during which the Executive was employed by the Company) ending immediately prior to the fiscal year in which occurs the following, whichever average is highest: (1) the issuance of the Notice of Termination in connection with such termination; (2) the date of the Change in Control; or (3) the date of the first event or circumstance constituting Good Reason.

               (B) For the thirty-six (36) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his/her dependents life, disability, accident, dental, prescription drug and health insurance benefits substantially similar to those provided to the Executive and his/her dependents immediately prior to the issuance of the Notice of Termination in connection with such termination or, if more favorable to the Executive, those provided to the Executive and his/her dependents (i)immediately prior to the Change in Control or (ii) immediately prior to the first occurrence of an event or circumstance constituting Good Reason in the event of termination for Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence. Benefits otherwise receivable by the Executive pursuant to this Section 6.1 (B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive at no greater cost during the thirty-six (36) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive).

               (C) In addition to any retirement benefits to which the Executive is entitled under each Pension Plan (including the supplemental pension benefits provided under Sections 5.5 and 5.6 hereof) or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the excess of (i) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the third anniversary of the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive would have accrued under the terms of all Pension Plans (without regard to any amendment to any Pension Plan made subsequent to a Change in Control or, if earlier, the Notice of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were fully vested thereunder, were thirty six (36) months older and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder at an annual rate of compensation equal to the annual salary and average bonus taken into account under
          Section 6.1(A) hereof, over (ii) the actuarial equivalent of any aggregate vested retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive had accrued pursuant to the provisions of the Pension Plans as of the Date of Termination. For purposes of this Section 6.1(C), "actuarial equivalent" shall be determined using the same assumptions utilized under the Company's tax-qualified Pension Plan immediately prior to the issuance of the Notice of Termination in connection with such termination, or, if more favorable to the Executive, (i)immediately prior to the Change in Control or (ii) immediately prior to the first occurrence of an event or circumstance constituting Good Reason in the event of a termination for Good Reason.

               (D) Notwithstanding any provision of any annual or long-term bonus or incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the fair market value of the sum of (i) any unpaid incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period; provided, that, for purposes of any annual bonus or incentive plan, the award shall be calculated as if the annual performance period had been fully completed; and further, provided, that, such incentive awards payable under this Section 6.1(D) shall be reduced by the amount, if any, of incentive awards paid to the Executive under any such plan or plans for the same performance award periods or any portion thereof.

               (E) The Company shall provide the Executive with outplacement services suitable to the Executive's position for a period expiring three years after the Date of Termination, or, if earlier, until the first acceptance by the Executive of an offer of employment.

                  6.2 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

               (B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax,
          (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control or, if different, immediately prior to a Potential Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 6.2), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               (C) In the event that the Excise Tax is finally determined (as hereinafter defined) to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes), plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is finally determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments. For purposes of this Agreement, "finally determined" shall mean the earliest to occur of (i) a written agreement between the parties or (ii) a final judgment, order or decree by an arbitrator or by a court having proper jurisdiction which is not subject to appeal or for which the time to appeal has lapsed.

                  6.3 The payments  provided in subsections  (A), (C) and (D) of
Section 6.1 hereof and in Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Executive or, in the case of payments under Section 6.2 hereof, in accordance with Section 6.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

                  6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue under this Section 6 relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Section 6 or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                  7.  Termination Procedures and Compensation During Dispute.

                  7.1 Notice of Termination. During the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                  7.2 Date of Termination.  "Date of Termination,"  with respect to any purported  termination  of the  Executive's  employment  during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the
Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) nor more than sixty (60) days and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

                  7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the payment of amounts set forth in Section 6 of this Agreement, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator; provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

                  7.4 Compensation During Dispute. If a purported termination occurs during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section
7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

                  8. No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Sections 5.4, 6 or 7.4 hereof. Further, if the Date of Termination occurs following a Change in Control, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                  9.  Successors; Binding Agreement.

                  9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession which is in connection with a Change in Control shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                  10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                           To the Company:

                           HSB Group, Inc.
                           One State Street
                           P.O. Box 5024
                           Hartford, CT  06102-5024
                           Attention:  Corporate Secretary

                  11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term
(including, without limitation, those under Sections 5.4, 5.5, 5.6, 6 and 7 hereof) shall survive such expiration.

                  12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  14.  Settlement of Disputes; Arbitration.

                  14.1 All claims by the Executive for compensation or benefits under this Agreement (other than claims for compensation or benefits payable in connection with a Change in Control) shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of such a claim for compensation or benefits shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying such a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied.

                  14.2 Any dispute or controversy arising under this Agreement in connection with any termination-related compensation or benefit and any such dispute or controversy in connection with a claim for compensation or benefits to which Section 14.1 applies (after application of the provisions of said
Section 14.1) shall be settled exclusively by arbitration in Hartford, Connecticut in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance in any court having proper jurisdiction of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

     (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     (B) "Auditor" shall have the meaning set forth in Section 6.2 hereof.

     (C) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

     (D) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     (E) "Board" shall mean the Board of Directors of the Company.

     (F) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically (a)identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties and (b) states a period of time within which the Executive must correct such failure (which is reasonable based on the specific circumstances of such failure), and the period of time specified in the demand has expired; or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

     (G) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                    (I) any Person is or becomes the  Beneficial
                  Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                                    (II) the following individuals cease for any
                  reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                                    (III)  there  is  consummated  a  merger  or
                  consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                  (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                                    (IV) the shareholders of the Company approve
                  a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (I) "Company" shall mean HSB Group,  Inc. and, except in determining  under
Section 15(G) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     (J) "Date of Termination" shall have the meaning set forth in Section 7.2 hereof.

     (K) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

     (L) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (M) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

     (N) "Executive" shall mean the individual named in the first paragraph of this Agreement.

     (O) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (i), (ii) and (iii) of the second sentence of
Section 6.1 hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                                    (I) the  assignment  to the Executive of any
                  duties inconsistent with the Executive's status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                                    (II)  a  reduction  by  the  Company  in the
                  Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;

                                    (III) the Company's  requiring the Executive
                  to be based more than 50 miles from the Executive's principal place of employment immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                                    (IV) the  failure  by the  Company to pay to
                  the Executive any portion of the Executive's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven
                  (7) days of the date such compensation is due;

                                    (V) the  failure by the  Company to continue
                  in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

                                    (VI) the  failure by the Company to continue
                  to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident,  or  disability  plans in which  the  Executive  was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                                    (VII)  any  purported   termination  of  the
                  Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section
                  7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

                  The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     (P) "Gross-Up Payment" shall have the meaning set forth in Section 6.2 hereof.

     (Q) "Notice of Termination" shall have the meaning set forth in Section 7.1 hereof.

     (R) "Pension Plan" shall mean any tax-qualified defined benefit pension plan, or supplemental or excess benefit plan relating thereto maintained by the Company and any other plan or agreement entered into between the Executive and the Company which is designed to provide the Executive with defined benefit type retirement benefits, other than the Pre-Retirement Death Benefit and Supplemental Pension Agreement between Executive and the Company.

     (S) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     (T) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                    (I) the Company  enters  into an  agreement,
                  the consummation of which would result in the occurrence of a Change in Control;

                                    (II)  the  Company  or any  Person  publicly
                  announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                                    (III)  any  Person  becomes  the  Beneficial
                  Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

                                    (IV) the Board  adopts a  resolution  to the
                  effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     (U) "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

     (V)"Retirement Plan" shall mean The HSB Group, Inc. Employees Retirement Plan and, to the extent applicable, The HSB Group, Inc. Excess Retirement Benefit Plan, each as amended, and any successor plans thereto.

     (W) "Severance Payments" shall have the meaning set forth in Section 6.1 hereof.

     (X) "Tax Counsel" shall have the meaning set forth in Section 6.2 hereof.

     (Y) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

     (Z) "Total Payments" shall mean those payments so described in Section 6.2 hereof.


                                                HSB GROUP, INC.


                                             By: /s/ R. Kevin Price
                                             Name:   R. Kevin Price
                                             Title:  Corporate
                                                     Secretary



                                                EXECUTIVE



                                              /s/ Richard H. Booth